                                                                    Exhibit 5.1


[ELRON LOGO]
     Legal Department


                         OPINION OF PAUL WEINBERG, ADV.

                                December 15, 2003




Elron Electronic Industries Ltd.
The Triangle Building,
42nd Floor, 3 Azrieli Center,
Tel Aviv 67023, Israel


Ladies and Gentleman:

     I have acted as General Counsel to Elron Electronics Industries Ltd., an Israeli company (the "Company"), in connection with the registration statement on Form S-8 ("Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to an aggregate of 1,182,550 ordinary shares of the Company, nominal value NIS 0.003 each (the "Ordinary Shares") to be issued under the Company's share option plans as described in the Registration Statement (the "Plans").

     In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such other certifications of public officials, corporate agents and officers of the Company, and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

     Based on the foregoing, I am of the opinion that all necessary corporate proceedings by the Company have been duly taken to authorize the issuance of the Ordinary Shares pursuant to the Plans and the Ordinary Shares being registered pursuant to the Registration Statement, when issued and paid for in accordance with the terms of the Plans, will be duly authorized, validly issued, fully paid and non assessable.

     The Opinion expressed herein is limited to Israeli law, and I do not express any opinion as to the laws of any other jurisdiction.

     I consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that I am a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.



                                                 Very truly yours,

                                                 /s/ Paul Weinberg

                                                 Paul Weinberg
                                                 General Counsel
                                                 & Corporate Secretary